EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-142007 and 333-168946 on Form S-8 and Registration Statement No. 333-169237 on Form S-3 of T-Mobile US, Inc. of our report dated March 1, 2013 relating to the financial statements of T-Mobile USA, Inc., which appears in this Current Report on Form 8-K/A of T-Mobile US, Inc. dated May 1, 2013.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
May 7, 2013